FISCAL THIRD QUARTER 2016 FINANCIAL RESULTS July 21, 2016

SAFE HARBOR & FAIR DISCLOSURE STATEMENT 2 Any statements made during our call today and information included in the supporting material  that is not historical in nature, such as statements in the future tense and statements that  include "believe," "expect," "intend," "plan," "anticipate," and similar terms and concepts, are  forward‐looking statements. Forward‐looking statements are not guarantees since there are  inherent difficulties in predicting future results, and actual results could differ materially from  those expressed or implied in the forward‐looking statements. For a list of factors that could  cause actual results to differ materially from those discussed, please refer to the Company’s  periodic SEC filings, particularly the risk factors in our Form 10‐K filing for the fiscal year ended  October 3, 2015, and the Safe Harbor and Fair Disclosure statement in yesterday’s press release. Plexus provides non‐GAAP supplemental information, such as ROIC, Economic Return, and free  cash flow, because those measures are used for internal management goals and decision  making, and because they provide additional insight into financial performance. In addition,  management uses these and other non‐GAAP measures, such as adjusted net income and  adjusted operating margin, to provide a better understanding of core performance for purposes  of period‐to‐period comparisons. For a full reconciliation of non‐GAAP supplemental  information please refer to yesterday’s press release and our periodic SEC filings.

FISCAL THIRD QUARTER RESULTS 3 Q3F16 Guidance Apr 20, 2016 Q3F16 Jul 2, 2016 Q2F16 Apr 2, 2016 Q3F16 vs. Q2F16 Revenue ($ millions) $640 to $670 $668 $619 + 8% Diluted EPS $0.76 $0.50 + 52% Non‐GAAP Diluted EPS excluding restructuring $0.73 to $0.81 $0.82 $0.55 + 49% ROIC 13.0% 11.6% + 140 bps • Sequential revenue growth of 8%; high‐end of guidance range • New program ramps in Industrial/Commercial and Healthcare/Life Sciences sectors • Strong operating performance delivered non‐GAAP EPS a penny above guidance • ROIC improves to 13%; 200 bps of Economic Return • Strong free cash flow • Healthy new business wins

FISCAL FOURTH QUARTER  4 Q4F16 Guidance Revenue  $655 to $685 million Non‐GAAP Diluted EPS $0.76 to $0.84 • Includes $0.11 stock‐based compensation expense  • Excludes restructuring charges and other special items Mid‐point of revenue guidance suggests flat to a modest sequential increase  • New program ramps in I/C and D/S/A offset by N/C end‐market weakness Mid‐point of EPS guidance suggests strong operating margin  • Cost reduction and productivity improvement initiatives fully implemented • Target operating margin range achievable in future quarters

KEY OPERATIONS METRICS Operating Margin Target Range:  4.7% to 5.0% * Represents midpoint of guidance 5 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 450 500 550 600 650 700 Q1F13 Q2F13 Q3F13 Q4F13 Q1F14 Q2F14 Q3F14 Q4F14 Q1F15 Q2F15 Q3F15 Q4F15 Q1F16 Q2F16 Q3F16 Q4F16* R e v e n u e   $ M Revenue Adjusted Operating Margin

4.70% ‐ 5.00% Goal  = 5.00% 3.5% 20 bps 20 bps 10 bps 90 bps 4.9% 20 bps 10 bps 20 ‐ 50 bps Q1F16 Operating Margin Guidance Midpoint Guadalajara Ramp Operating Expenses Livingston Restructuring Benefits Productivity Improvements Q3 Results Fremont Restructuring Benefits EMEA Growth Growth Investments Operating Margin Target ADJUSTED OPERATING MARGIN  Q1F16 – Q3F16 Future Cost Reduction &  Productivity Improvements 6

PERFORMANCE BY SECTOR 7 Q3F16 Jul 2, 2016 Q2F16 Apr 2, 2016 Q3F16 vs. Q2F16 Q4F16 Expectations (percentage points) Networking/  Communications $156 23% $157 25% ‐ 1% Down low double Healthcare/ Life  Sciences $207 31% $190 31% + 9% Down low single Industrial/  Commercial $202 30% $169 27% + 20% Up high single Defense/ Security/ Aerospace $103 16% $103 17% Flat Up mid single Total Revenue $668 100% $619 100% + 8% Revenue in millions

MANUFACTURING WINS BY REGION  8 • $194M in annualized manufacturing revenue  when fully ramped (46 programs) • Best quarterly wins result since Q2F15 • Strength in AMER and APAC regions $113M $75M $6M Q3F16 AMER APAC EMEA Wins Momentum = TFQ Wins / TFQ Revenue

MANUFACTURING WINS BY SECTOR • Sustained robust wins in Industrial/Commercial • Sector wins momentum supports healthy portfolio $32M $45M $95M $22M Q3F16 N/C HC/LS I/C D/S/A 9

MANUFACTURING WINS MOMENTUM Trailing Four Quarters (TFQ) for Manufacturing Wins TFQ $714M 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 %   o f   T F Q   S a l e s N e w   W i n s   ( $   m i l l i o n s ) TFQ Wins TFQ Wins % of TFQ Sales New Wins Goal 25% Quarterly Target:   ~ $160M 10

MANUFACTURING FUNNEL • Manufacturing funnel healthy at $2.3B • HC/LS and I/C funnels particularly strong • Supports the delivery of our differentiated portfolio 11

INCOME STATEMENT 12 Q3F16 Comments Revenue $668 million High end of guidance range from stronger revenue  across most sectors Gross margin 9.4% Within guidance range; sequential improvement  of 75 basis points from better leverage and  productivity improvement initiatives Selling & administrative expenses $29.8 million Within guidance range; 4.5% of revenue Operating margin 4.6% Includes $1.8 million of restructuring charges Adjusted operating margin excluding restructuring charges 4.9% Within guidance and target margin range Diluted EPS $0.76 Includes $1.8 million or $0.06 per share of  restructuring charges Non‐GAAP Diluted EPS $0.82 Above guidance range of $0.73 to $0.81

BALANCE SHEET AND CASH FLOWS 13 Q3F16 Comments Return on invested capital 13.0% 200 basis points above fiscal 2016 WACC of 11% Share repurchases $7.2 million ~ 170,000 at an average price of $42.13 per share Free cash flow $24.3 million Cash from operations:  $31.3 million Capital expenditures:    $7.0 million Cash cycle days 63 days Low end of our guidance range (63 to 67 days)

WORKING CAPITAL TRENDS 14 Q1F14 Q2F14 Q3F14 Q4F14 Q1F15 Q2F15 Q3F15 Q4F15 Q1F16 Q2F16 Q3F16 Inventory Days 83         84         84         80         82         86         88         85         88         91         87         A/R Days 51         49         48         44         52         48         48         53         53         48         51         A/P Days 64         63         67         60         53         63         62         60         59         62         62         Customer Deposit Days 8           8           8           8           9           12         12         12         11         11         13         Net Cash Cycle Days 62         62         57         56         72         59         62         66         71         66         63

FISCAL FOURTH QUARTER 2016 GUIDANCE 15 Guidance Revenue $655 to $685 million Non‐GAAP diluted EPS $0.76 to $0.84 Gross margin  9.4% to 9.7% SG&A $30 to $31 million Adjusted operating margin *  4.8% to 5.1% Depreciation ~ $12 million Q4 tax rate * F16 tax rate * 9% to 11% 10% to 12% Cash cycle days 64 to 68 days F16 capital expenditures ~ $40 million * Before restructuring charges and special items.

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